SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     December 10, 2001

TRIDON ENTERPRISES INCORPORATED

(Exact name of Registrant as Specified in Charter)

Colorado		13-3183646

(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1305, 13/F Progress Commercial Building, 7-17 Irving Street, Causeway Bay, Hong Kong

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code     (852) 2972-2772

345 North Maple Drive, Suite 281 Beverly Hills, CA 90210

(Former name or Former Address, if Changed Since Last Report)

Item 1. Changes in Control of Registrant.

Tridon Enterprises Incorporated (the “Registrant”) entered into an Share Exchange Agreement, dated as of December 10, 2001 (the “Share Exchange Agreement”) by and among the Registrant, Tridon Trust and Alpha Sky Investment Limited. (“Alpha”). Pursuant to the Share Exchange Agreement, on December 10, 2001 (the “Closing”), the Registrant acquired from Alpha all of its equity interests in Accuhigh Investments Limited, a British Virgin Islands company (“Accuhigh”) and Tidy Sum Investments Limited, a British Virgin Islands company (“Tidy”) (collectively, the “Immediate Companies”) in exchange for 10,000,000 shares of convertible preferred stock which are convertible in 900,000,000 shares of common stock of the Registrant.

On the Closing, Xuedong Hu, Fung Sien and Wai Man Yu were appointed as members of the board of directors of the Registrant. Brian Brick resigned from the position of Chief Executive Officer. The directors then elected Xuedong Hu as the Chairman of the Board and Chief Executive Officer and appointed Mr. Brick as the Chief Operating Officer.

The following table sets forth certain information after giving effect to the issuance of the securities at the Closing with respect to the beneficial ownership of the outstanding shares of common stock by the Registrant’s directors, executive officers and each person known to the Registrant who owns in excess of 5% of the outstanding shares of common stock and the directors and executive officers of the Registrant as a group.

Each person listed below has personal and sole beneficial ownership of the shares of common stock listed with their name:

	Total Number
Name	Of Shares	Percentage Ownership

Xuedong Hu	821,200,000 (1)	82.12%
All Directors and Executive Officers (4 persons)	821,200,000	82.12%

(1)	In connection with the closing under the Share Exchange Agreement Mr. Hu acquired 9,124,445 shares of Series B Preferred Stock which are convertible into 821,200,000 shares of common stock of the Registrant. Upon conversion, the 821,200,000 will be owned indirectly through the Reporting Person’s controlling interest in the following entities; (i) 511,200,000 through Alpha Sky Investment Limited, (ii) 10,000,000 through Project Connect Limited (iii) 20,000,000 through Sino Advantage Limited, (iv) 40,000,000 through Sparkle Success Limited, (v) 50,000,000 through Choice Rich Investments Limited, (vi) 90,000,000 through Glory Asset Investments Limited, and (vii) 100,000,000 through Success Day Investments Limited.

Item 2. Acquisition or Disposition of Assets.

The information set forth above under “Item 1. Changes in Control of Registrant” is incorporated herein by reference.

As described in Item 1 above, pursuant to the Share Exchange Agreement, the Registrant acquired all of the issued and outstanding equity interest of Alpha. In consideration therefor, the Registrant issued to Alpha 10,000,000 shares of convertible preferred stock which are convertible in 900,000,000 shares of common stock of the Registrant. The consideration for the acquisition of Alpha was negotiated on an arms length basis.

Background

Alpha is a company organized under the laws of the British Virgin Islands and is engaged in the operation of a satellite related business in the People’s Republic of China. Alpha Spacecom Company Limited (“ASC”) is the operating subsidiary of Alpha. ASC was incorporated in Hong Kong in December of 1998.

ASC is in the business of developing a Ka band communication satellite system that will provide broadband telecommunications services to China and its neighboring Asia Pacific countries. The Ka band geosynchronous satellite system will provide a wide bandwidth, high data throughput, low cost, and high efficiency broadcast and communications platform.

Technology

The term “Ka-band” refers to the range of frequency at which a satellite communicates. There are three bands which are commonly used in geosynchronous satellite telecommunications: Ku-band, C-band, and Ka-band. FSS Ku-band covers the range between 12.25 and 12.75 GHz downlink and is typically used for television broadcast and telecommunications with a beam coverage of a subcontinent. The relatively high power of Ku-band satellite enables the receiver dish to be significantly smaller than the one required by C-band. In contrast, C-band satellites, which use the frequency range between 3.7 and 4.2 GHz downlink, are able to reach relatively larger coverage areas but require a receiver dish much larger in diameter.

Ka-band operates in the range of 20 to 30 GHz. It is used by broadband multimedia companies because it has sufficient bandwidth to support the demands of broadband multimedia applications. The wide frequency bandwidth allows data to be transmitted at a relatively higher data rate and allows for interactive broadband services. NASA’s ACTS satellite system is capable of gigabit-per-second communication. According to the Vision group, the commercial use of these systems are capable of transmitting 1.5 Megabytes per second which is 150 times as fast as data can be transmitted over phone lines.

Ka-band, for example, can be used with any of the orbits. Ka-band is preferred because it offers 4-7 times the spectrum of other bands, thus allowing it to deliver higher bandwidth. The bandwidth is necessary due to the types of services that may run on the network. These services include:

•	Voice Telephony

•	Interactive Data

•	Videotelephony

•	Multimedia Business Access

•	Medical and Technical Imaging

•	CAD/CAM

•	TV and Audio Broadcast Transmission

Other possible services include

•	Point-to-Point Broadcast Feeds

•	Satellite News Gathering

•	Aeronautical and Maritime Mobile Telecommunications

Market Overview

China is a large country with the largest television audience in the world with approximately 300`million viewers. Television viewing is also the primary home entertainment in China. The viewing habits, and viewing interest vary from region to region in China, as education level, demographics, nationalities, culture, dialects, languages, and tradition differ in different parts of the country. This has resulted in a segmented market that the traditional means of television broadcast does not adequately address. An interactive and video on demand type system would address many of the needs of this segmented market. A platform that can provide high bandwidth, high data rate, low cost, and interactivity is a necessity. The Alphacom System provides a broadband Satellite-Pay-Per-View (“SPPV”) platform to enable interactivity and video on demand.

ASC has been working with the China’s State Administration of Radio, Film and Television (“SARFT”) and China Broadcasting Film Television Satellite Company (“CBSat”) for the past two years in an effort to develop a broadband SPPV platform.

With China’s entry into World Trade Organization, it is projected that China’s media market may gradually open up, which means more and more foreign media companies can enter into the China market. These media companies need a low cost and high capacity platform to bring their television programs to the Chinese viewers. Management believes that once developed, the Alphacom System will address this growth need.

The Alphacom System is not only limited to SPPV platform. Vice Minister Lu Xinkui of China’s Ministry of Information Industry (MII), at the second IT Forum organized by China Computerworld, one of the largest IT media groups in the nation, asserted that, as broadband data becomes more important in the telecom market, driven by users’ demand for more data at a faster speed, China’s IT industry revenue is expected to double in the next four years to US$240 billion. According to the latest statistics released on December 3, 2001 by China Internet Network Information Center, China’s internet bandwidth of international exit was up to 5724 MHz by the end of September, 2001, nearly twice a much as in the prior year.

Management believes that once developed, the Alphacom System will be able to satisfy this demand in a very cost-effective way compared to the terrestrial counterpart. The system will serve to provide extension and backup to the terrestrial means — fixed and mobile — as well as the “last mile” connectivity, thanks to its unique capability of reach and the inherent advantage of availability.

Business Partners

Pursuant to the terms of a Memorandum of Understanding, Lockheed Martin Commercial Space Systems is working with ASC to develop a system design and commercial proposal to meet ASC’s requirements for the Alphacom System. Under a turnkey contract, Lockheed will provide design, supply, installation and integration of the ground network and satellite(s), including launch vehicles for implementation of the Alphacom System.

Pursuant to the terms of a Memorandum of Understanding with CBSat, a division of the SARFT, ASC is developing a project to construct, launch, maintain and operate KA band satellites for distribution of news, sports, entertainment, and SPPV services in China.

The Registrant also has a five percent (5%) equity interest in each of Vertex Corporation, Vertex Corporation Marketing, Tridon Energy Resources, Tridon Communications and Tridon Com.com.

Experienced Team

ASC has a team of experienced experts in the fields of satellite manufacturing, launch vehicle integration, finance, Ka system design, telecommunications, and market development. Over the past four years, the team was working closely with the broadcasters and telecom service providers in China to come up with an optimum solution for the various applications and needs for broadband communications.

Certain statements contained herein that are not related to historical results, including, without limitation, statements regarding the Registrant's business plan and objectives, are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”) and involve risks and uncertainties. Although the Registrant believes that the assumptions on which these forward-looking statements are based are reasonable, there can be no assurance that such assumptions will prove to be accurate and actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, regulatory policies, competition from other similar businesses, and market and general policies, competition from other similar businesses, and market and general economic factors. All forward-looking statements contained in this Form 8-K are qualified in their entity by this statement.

Item 5. Other Events.

a)	The Registrant has moved its principal executive offices from 345 North Maple Drive, Suite 281 Beverly Hills, CA 90210 Room 1305, 13/F Progress Commercial Building, 7-17 Irving Street, Causeway Bay, Hong Kong

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits.

a)	Financial Statements of Businesses Acquired.

b)	Pro Forma Financial Information.

The financial statements required by these items are not included in this initial report on form 8-K. Such financial statements will be filed by amendment not later than 60 days from the date hereof.

(c) Exhibits.

         10.1          Share Exchange Agreement, dated as of December 10, 2001.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIDON ENTERPRISES INCORPORATED

Date December 22, 2001	By	/s/ Xuedong Hu

Name: Xuedong Hu Title: Chairman of the Board